Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Kathleen DeNicholas, Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST Lord Abbett Core Fixed Income Portfolio	AST Western Asset Core Plus Bond Portfolio

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Jessica Bibliowicz	Trustee
Jessica Bibliowicz

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Stephen M. Chipman	Trustee
Stephen M. Chipman

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ M. Sadiq Peshimam	Treasurer, Principal Financial and Accounting Officer
M. Sadiq Peshimam

Dated: March 14, 2018